EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our reports dated April 3, 2007, relating to the consolidated financial statements and financial statement schedule of Big Lots, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R) (Revised 2004), “Share-Based Payment” on January 29, 2006 and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R),” on February 3, 2007), and management’s report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting) appearing in this Annual Report on Form 10-K of Big Lots, Inc. for the year ended February 3, 2007.

1)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42502 on Form S-8 pertaining to Big Lots, Inc. Director Stock Option Plan;

2)	Post-Effective Amendment No. 1 to Registration Statement No. 33-42692 on Form S-8 pertaining to Big Lots, Inc. Supplemental Savings Plan;

3)	Post-Effective Amendment No. 3 to Registration Statement No. 33-6086 on Form S-8 pertaining to Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan;

4)	Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan;

5)	Post-Effective Amendment No. 1 to Registration Statement No. 333-32063 on Form S-8 pertaining to Big Lots, Inc. 1996 Performance Incentive Plan; and

6)	Registration Statement No. 333-140181 on Form S-8 pertaining to the Big Lots 2005 Long-Term Incentive Plan.

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 3, 2007